PRESS RELEASE                                                 25 September 1998
                                                          FOR IMMEDIATE RELEASE

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, AUSTRALIA OR
JAPAN

                                 DAY RUNNER UK PLC

                           REVISED AND RECOMMENDED OFFER

                                        FOR

                                 FILOFAX GROUP PLC

SUMMARY

Following a meeting between representatives of Day Runner UK and Filofax last night, the Boards of Day Runner UK and Filofax announce that they have agreed the terms of a Recommended Offer for Filofax. The Recommended Offer is being made by Wasserstein Perella on behalf of Day Runner UK, a wholly owned subsidiary of Day Runner. Cazenove is broker to the Recommended Offer.

The Recommended Offer:

     -    is 210 pence in cash for each Filofax Share

     - values the entire issued ordinary share capital of Filofax at approximately L50.3 million

     - represents a premium of 50.0 per cent. over the closing middle market price of 140 pence per Filofax Share on 23 September 1998, the day before Day Runner UK announced its original offer terms

     - represents a multiple of 14.0x Filofax's 1998 earnings per share, before the loss attributable to Henry Ling

     Day Runner owns or has irrevocable undertakings to accept the Recommended Offer in respect of 5,568,211 Filofax Shares representing approximately
     23.2 per cent. of the Filofax issued share capital.

Commenting on the Recommended Offer, Robin Field, Chairman of Filofax, said today:

"The Board of Filofax unanimously recommends Day Runner's offer, which we believe fairly recognises the value which we have worked so hard to build. The Filofax brand will be an excellent complement to Day Runner's existing products and should provide a significant opportunity for the international growth of the enlarged business."

Mark Vidovich, Chairman of Day Runner added:

"I am delighted to have achieved this result. This is an excellent acquisition for Day Runner. It brings us a valuable European brand and creates a strong platform for our future international growth."


PRESS ENQUIRIES:

DAY RUNNER:
Day Runner                         Mark Vidovich           Tel:  0171 446 8000
                                   Judy Tucker             Tel:  0171 446 8000

Wasserstein Perella                Howard Covington        Tel:  0171 446 8000
                                   Karen Dodd              Tel:  0171 446 8000

Cazenove                           Julian Cazalet          Tel:  0171 825 9350
                                   Ed Byers                Tel:  0171 825 9113

Brunswick                          James Bradley           Tel:  0171 404 5959
                                   Lucas van Praag         Tel:  0171 404 5959
FILOFAX:
Filofax                            Robin Field             Tel:  0171 432 3000

Rothschild                         Tony Allen              Tel:  0171 280 5000

Hoare Govett                       Mark Astaire            Tel:  0171 601 0101

Ludgate                            Terry Garrett           Tel:  0171 253 2252

The Recommended Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan and the Recommended Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within Canada, Australia or Japan, except pursuant to any applicable exemption.

The Loan Notes which may be issued pursuant to the Recommended Offer have not been, and will not be, registered under the Securities Act or under any of the relevant securities laws of any State of the United States, Canada, Australia or Japan. Accordingly, unless an exemption under the Securities Act or such relevant securities laws is applicable, the Loan Notes may not be offered, sold, resold, delivered or distributed, directly or indirectly, in or into the United States, Canada, Australia or Japan and will not be available to US Persons.

Wasserstein Perella, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Day Runner and Day Runner UK and no one else in connection with the Recommended Offer and will not be responsible to anyone other than Day Runner and Day

Runner UK for providing the protections afforded to customers of Wasserstein Perella nor for giving advice in relation to the Recommended Offer.

Rothschild, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Filofax and no one else in connection with the Recommended Offer and will not be responsible to anyone other than Filofax for providing the protections afforded to customers of Rothschild nor for giving advice in relation to the Recommended Offer.

THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE ATTACHED ANNOUNCEMENT.

PRESS RELEASE                                                 25 September 1998
                                                          FOR IMMEDIATE RELEASE

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, AUSTRALIA OR
JAPAN

                                 DAY RUNNER UK PLC

                           REVISED AND RECOMMENDED OFFER

                                        FOR

                                 FILOFAX GROUP PLC


INTRODUCTION

Following a meeting between representatives of Day Runner UK and Filofax last night, the Boards of Day Runner UK and Filofax announce that they have agreed the terms of a Recommended Offer for Filofax. The Recommended Offer is being made by Wasserstein Perella on behalf of Day Runner UK, a wholly owned subsidiary of Day Runner, for the entire issued and to be issued ordinary share capital of Filofax not already owned by Day Runner UK. Cazenove is broker to the Recommended Offer.

THE RECOMMENDED OFFER

The Recommended Offer is being made on the following basis:

     FOR EACH FILOFAX SHARE                          210 PENCE IN CASH

The Recommended Offer values Filofax's issued share capital at approximately L50.3 million.

THE BOARD OF FILOFAX, WHICH HAS BEEN SO ADVISED BY ROTHSCHILD, CONSIDERS THE TERMS OF THE RECOMMENDED OFFER TO BE FAIR AND REASONABLE. IN PROVIDING ADVICE TO THE BOARD OF FILOFAX, ROTHSCHILD HAS TAKEN INTO ACCOUNT THE COMMERCIAL ASSESSMENTS OF THE DIRECTORS OF FILOFAX. ACCORDINGLY, THE DIRECTORS OF FILOFAX UNANIMOUSLY RECOMMEND ALL SHAREHOLDERS TO ACCEPT THE RECOMMENDED OFFER AS THEY INTEND TO DO IN RESPECT OF THEIR FILOFAX SHARES. THE DIRECTORS OF FILOFAX HAVE GIVEN IRREVOCABLE UNDERTAKINGS TO ACCEPT THE RECOMMENDED OFFER IN RESPECT OF 590,264 FILOFAX SHARES HELD BY THEM, REPRESENTING APPROXIMATELY 2.5 PER CENT. OF FILOFAX ISSUED SHARE CAPITAL.

The Recommended Offer represents a premium of 50.0 per cent. to the closing middle market price of 140 pence per Filofax Share on 23 September 1998, the day before Day Runner UK announced its original offer terms. It represents a multiple of 14.0x Filofax's 1998 earnings per share, before the loss attributable to Henry Ling.

The Recommended Offer will be subject to the conditions and on the terms set out in Appendix I and on the further terms to be set out in the Recommended Offer Document.

Filofax Shares will be acquired pursuant to the Recommended Offer fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including, without limitation, the right to receive and retain all dividends and other distributions announced, declared, made or paid after 31 March 1998. Filofax Shareholders on the register on 2 October 1998 will be entitled to receive and retain the final dividend of 2.42 pence per Filofax Share payable on 30 October 1998.

The Recommended Offer will extend to all existing issued Filofax Shares and any Filofax Shares which are unconditionally allotted or issued prior to the date on which the Recommended Offer closes (or such earlier date not (without the consent of the Panel) being earlier than the date on which the Recommended Offer becomes or is declared unconditional as to acceptances or, if later, the first closing date of the Recommended Offer, as Day Runner UK may decide) as a result of the exercise of options under the Filofax Share Schemes or otherwise.

BACKGROUND TO AND REASONS FOR THE RECOMMENDED OFFER

Day Runner is a logical international partner for Filofax. Day Runner and Filofax are complementary both in geographical coverage and in distribution channels. The combination of Day Runner and Filofax will create a strong platform to develop the Filofax brand.

INFORMATION ON DAY RUNNER UK

Day Runner UK is an indirect wholly owned subsidiary of Day Runner, and has been established in order to implement the Recommended Offer. To date, Day Runner UK has engaged in no activities other than those incidental to its incorporation and the making of the Recommended Offer.

INFORMATION ON DAY RUNNER

Day Runner markets personal organising products to broad-based consumer audiences through retail distribution channels. It is the leading producer of paper-based personal organisers for the US retail market and also supplies a number of related organising products. Day Runner is headquartered in Irvine, California. Its shares are quoted on The Nasdaq Stock Market in the US (ticker symbol "DAYR"), and it has a market capitalisation of approximately US$ 229 million (L136 million).

In the year ended 30 June 1998, Day Runner reported audited consolidated operating profit of US$25.6 million (L15.2 million) on sales of US$167.8 million (L99.9 million). This represented sales growth of 31.8 per cent. over the prior year. At 30 June 1998, Day Runner had shareholders' funds of US$74.5 million (L44.4 million).

INFORMATION ON FILOFAX

Filofax is a manufacturer and supplier of stationery products. Filofax's core business is the supply of ring binder organisers under the Filofax and Microfile brands. Other products include time management systems, business forms and telephone message pads and up-market writing instruments.

In the year ended 31 March 1998, Filofax's audited consolidated turnover was L42.2 million (L37.7 million for continuing operations) and operating profit was L4.3 million (L6.1 million for continuing operations). Net assets at 31 March 1998 were L10.5 million.

THE LOAN NOTE ALTERNATIVE

Instead of some or all of the cash consideration which would otherwise be receivable by them under the Recommended Offer, Filofax Shareholders (other than certain overseas persons) accepting the Recommended Offer will be entitled to elect to receive Loan Notes on the following basis:

     FOR EACH L1 OF CASH CONSIDERATION
     UNDER THE RECOMMENDED OFFER               L1 NOMINAL OF LOAN NOTES

The Loan Notes will be unsecured obligations of Day Runner UK and will be issued, credited as fully paid, in amounts and integral multiples of L1 nominal value; all fractional entitlements will be disregarded and not paid. The Loan Notes will bear interest (from the date of issue to the relevant holder of Loan Notes) at a rate of 1.0 per cent. per annum below LIBOR. Interest on the Loan Notes will be payable annually in arrears on 30 September (or, if not a business day in any year, on the first business day thereafter), commencing 30 September 1999. The Loan Notes will be redeemable at the option of the holders on each interest payment date from and including 30 September 1999 (or, if not a business day, on the first business day thereafter ). Unless previously redeemed or purchased, the Loan Notes will be redeemed on 30 September 2003 or, if not a business day, on the first business day thereafter. The Loan Notes will, subject to certain conditions, be transferable but no application is intended to be made for the Loan Notes to be listed, or dealt in, on any stock exchange. Payment of principal of and interest on the Loan Notes will be guaranteed by Day Runner. The Loan Notes have not been, and will not be, registered under the Securities Act or under any other securities laws and should not be offered, sold, resold, delivered or distributed, directly or indirectly, in or into the United States, Canada, Australia or Japan and will not be available to US Persons (in any such case except in transactions exempt from or not subject to the registration requirements of the Securities Act or the relevant securities laws of any State of the United States, Canada, Japan or Australia).

The Loan Note Alternative will be conditional on the Recommended Offer becoming or being declared unconditional in all respects and will remain open for so long as the Recommended Offer remains open for acceptance. No Loan Notes will be issued unless, by the time the Recommended Offer becomes or is declared wholly unconditional, valid elections from accepting Filofax Shareholders have been received for at least L5 million nominal value of Loan Notes (or such lesser value as Day Runner UK may decide). If insufficient elections are received, Filofax Shareholders who validly elect for the Loan Note Alternative will instead receive cash in accordance with the terms of the Recommended Offer. Details of the principal terms of the Loan Notes will be contained in the Recommended Offer Document.

FINANCING FOR THE RECOMMENDED OFFER

Day Runner will finance the Recommended Offer out of medium term credit facilities which it has put in place both for this purpose and to provide working capital for the Day Runner Group in future.

EMPLOYEES

The Board of Day Runner has confirmed that the existing employment rights, including pension rights, of the employees of Filofax will be fully safeguarded.

FILOFAX SHARE SCHEMES

The Recommended Offer extends to any Filofax Shares unconditionally allotted or issued prior to the date on which the Recommended Offer closes (or such earlier date as Day Runner UK may determine) as a result of the exercise of options granted under the Filofax Share Schemes. To the extent that such options are not or cannot be exercised in full, it is intended that appropriate proposals will be made to option holders under the Filofax Shares Schemes in due course, once the Recommended Offer has become unconditional in all respects.

IRREVOCABLE UNDERTAKINGS AND SHAREHOLDINGS

Day Runner UK has received irrevocable undertakings to accept the Recommended Offer from the Directors and a former director of Filofax and from certain members of their families and associated interests in respect of holdings amounting, in aggregate, to 4,168,211 Filofax Shares representing approximately 17.4 per cent. of the Filofax issued share capital. The irrevocable undertakings extend to any further Filofax Shares acquired hereafter including any Filofax Shares issuable on exercise of share options granted under the Filofax Share Schemes and give no right of withdrawal in the event that a higher offer is made.

Following the announcement of the original offer terms on 24 September 1998, Day Runner UK acquired 1.4 million Filofax Shares by means of market purchases and now owns or has irrevocable undertakings to accept the Recommended Offer in respect of 5,568,211 Filofax Shares representing approximately 23.2 per cent. of the Filofax issued share capital.

Save as set out above, neither Day Runner nor Day Runner UK, nor any of their respective directors nor, so far as Day Runner UK is aware, any person acting in concert with Day Runner or Day Runner UK, owns or controls any Filofax Shares or has any option to acquire any Filofax Shares, or has entered into any derivative referenced to securities of Filofax which remains outstanding.

GENERAL

The Recommended Offer Document, setting out details of the Recommended Offer (including the Loan Note Alternative) and the Form of Acceptance will be posted to Filofax Shareholders as soon as practicable. The Recommended Offer will be open for at least twenty business days from the date of the Recommended Offer Document.

The availability of the Recommended Offer and any election thereunder to persons outside the UK may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements.

This announcement does not constitute an offer or an invitation to purchase any securities.

Certain terms used in this announcement are defined in Appendix II.

Day Runner is a registered trademark.

PRESS ENQUIRIES:

DAY RUNNER:
Day Runner                    Mark Vidovich       Tel: 0171 446 8000
                              Judy Tucker         Tel: 0171 446 8000

Wasserstein Perella           Howard Covington    Tel: 0171 446 8000
                              Karen Dodd          Tel: 0171 446 8000

Cazenove                      Julian Cazalet      Tel: 0171 825 9350
                              Ed Byers            Tel: 0171 825 9113

Brunswick                     James Bradley       Tel: 0171 404 5959
                              Lucas van Praag     Tel: 0171 404 5959
FILOFAX:
Filofax                       Robin Field         Tel: 0171 432 3000

Rothschild                    Tony Allen          Tel: 0171 280 5000

Hoare Govett                  Mark Astaire        Tel: 0171 601 0101

Ludgate                       Terry Garrett       Tel: 0171 253 2252

Wasserstein Perella, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Day Runner and Day Runner UK and no one else in connection with the Recommended Offer and will not be responsible to anyone other than Day Runner and Day Runner UK for providing the protections afforded to customers of Wasserstein Perella nor for giving advice in relation to the Recommended Offer.

Rothschild, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Filofax and no one else in connection with the Recommended Offer and will not be responsible to anyone other than Filofax for providing the protections afforded to customers of Rothschild nor for giving advice in relation to the Recommended Offer.

The Recommended Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan and the Recommended Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within Canada, Australia or Japan except pursuant to any applicable exemption.

The Loan Notes which may be issued pursuant to the Recommended Offer have not been, and will not be, registered under the Securities Act or under any of the relevant securities laws of any State of the United States, Canada, Australia or Japan. Accordingly, unless an exemption under the Securities Act or such relevant securities laws is applicable, the Loan Notes may not be offered, sold, resold, delivered or distributed, directly or indirectly, in or into the United States, Canada, Australia or Japan and will not be available to US Persons.

                                     APPENDIX I

           CONDITIONS AND CERTAIN FURTHER TERMS OF THE RECOMMENDED OFFER


The Recommended Offer, which is being made by Wasserstein Perella on behalf of Day Runner UK, will comply with the applicable rules of the London Stock Exchange and the Code and with US federal securities laws (except to the extent that exemptive relief has been granted by the SEC). In addition, the Recommended Offer (which includes the Loan Note Alternative) will be subject to the following conditions:

(i) valid acceptances being received (and not, where permitted, withdrawn) by not later than 3.00 pm (London time) on the first closing date of the Recommended Offer (or such later time(s) and/or date(s) as Day Runner UK may, subject to the rules of the Code, decide) in respect of not less than 90 per cent. (or such lesser percentage as Day Runner UK may decide) in nominal value of the Filofax Shares to which the Recommended Offer relates, provided that this condition shall not be satisfied unless Day Runner UK and/or its wholly owned subsidiaries shall have acquired or agreed to acquire, whether pursuant to the Recommended Offer or otherwise, Filofax Shares carrying in aggregate more than 50 per cent. of the voting rights then exercisable at a general meeting of Filofax. For the purposes of this condition:

     (a) to the extent, if any, required by the Panel, Filofax Shares that are unconditionally allotted but not issued before the Recommended Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise, shall be deemed to carry the voting rights they will carry upon issue; and

     (b) the expression "Filofax Shares to which the Recommended Offer relates" shall be construed in accordance with Sections 428 to 430F of the Companies Act;

(ii) an announcement being made indicating in terms satisfactory to Day Runner UK that it is not the intention of the Secretary of State for Trade and Industry to refer the proposed acquisition of Filofax by Day Runner UK, or any matters arising therefrom, to the Monopolies and Mergers Commission;

(iii) no relevant authority having intervened in a way that would or might reasonably be expected to:

     (a) make the Recommended Offer or its implementation or the acquisition or proposed acquisition by any member of the Wider Day Runner Group of any Filofax Shares, or the acquisition of control of any member of the Wider Filofax Group by any member of the Wider Day Runner Group, void, unenforceable and/or illegal or directly or indirectly restrain, restrict, prohibit, delay or otherwise interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or otherwise challenge or hinder the Recommended Offer or its implementation or the acquisition or proposed acquisition of any Filofax Shares, or the acquisition of control of any member of the Wider Filofax Group by any member of the Wider Day Runner Group;

     (b) require, prevent or delay the divestiture or alter the terms of any proposed divestiture by any member of the Wider Day Runner Group or the Wider Filofax Group of all or any part of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct any of their respective businesses or to own any of their respective assets or properties or any part thereof;

     (c) impose any limitation on, or result in a delay in, the ability of any member of the Wider Day Runner Group or of any member of the Wider Filofax Group, directly or indirectly, to acquire or hold or exercise effectively any rights of ownership of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Filofax Group or to exercise management control over any such member of the Wider Filofax Group;

     (d) require any member of the Wider Day Runner Group or the Wider Filofax Group to acquire or to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Day Runner Group or the Wider Filofax Group or any asset owned by any third party or to sell, or to offer to sell, any shares or other securities (or the equivalent) or interest in or any asset owned by any member of the Wider Day Runner Group or the Wider Filofax Group;

     (e) result in a material delay in the ability of any member of the Wider Day Runner Group, or render any member of the Wider Day Runner Group unable, to acquire some or all of the shares or other securities (or the equivalent) or interest in, or control of, any member of the Wider Filofax Group or require or prevent or delay divestiture by any member of the Wider Day Runner Group or the Wider Filofax Group of the same;

     (f) impose any material limitation on the ability of any member of the Wider Day Runner Group or the Wider Filofax Group to co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Day Runner Group or the Wider Filofax Group; or

     (g) otherwise materially and adversely affect the business, assets, profits or prospects of any member of the Wider Day Runner Group or Wider Filofax Group,

     and all applicable waiting and other time periods during which any relevant authority could have intervened, in respect of the Recommended Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) or interest in, or control of, any member of the Wider Filofax Group by any member of the Wider Day Runner Group, having expired, lapsed or terminated;

(iv) all necessary notifications and filings having been made, all regulatory and statutory obligations having been complied with, all appropriate waiting or other time periods under any applicable legislation or regulations in any jurisdiction having expired, lapsed or terminated in each case in respect of the Recommended Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) or interest in, or control of, any member of the Wider Filofax Group by any member of the Wider Day Runner Group and all authorisations and determinations necessary or appropriate in any jurisdiction for or in respect of the Recommended Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) or interest in, or control of, any member of the Wider Filofax Group by any member of the Wider Day Runner Group or in relation to the affairs of any member of the Wider Filofax Group having been obtained in terms and in a form satisfactory to Day Runner UK from all relevant authorities or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the Wider Filofax Group has entered into contractual arrangements and such authorisations and determinations together with all authorisations and determinations necessary or appropriate for any member of the Wider Filofax Group to carry on its business remaining in full force and effect at the time at which the Recommended Offer becomes otherwise unconditional in all respects and all filings necessary for such purpose having been made and there being no notice of any intention to revoke, suspend, restrict, modify or not renew any of the same having been received;

(v) there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Filofax Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject which would or might reasonably be expected to, as a result of (i) the Recommended Offer, (ii) the proposed acquisition by any member of the Wider Day Runner Group of the shares or other securities (or the equivalent) or interest in any member of the Wider Filofax Group or any of them, or (iii) a change in the control or management of any member of the Wider Filofax Group, result in, in any such case to an extent or having a significance that is material in the context of the Wider Filofax Group as a whole:

     (a) any moneys borrowed by, or any other indebtedness, actual or contingent, of or any grant available to any such member being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity, or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited;

     (b) any such agreement, arrangement, licence, permit or other instrument being terminated or modified or any obligation or liability arising or any action being taken or arising thereunder;

     (c) the rights, liabilities, obligations or interests of any such member under any such agreement, arrangement, licence, permit or instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangements relating to any such interests or business) being terminated or modified or affected;

     (d) any such member ceasing to be able to carry on its business under any name under which it at present does so or ceasing to be able to use in its business any names, trademarks or other intellectual property rights which it at present uses, in each case on the same basis and terms as at present apply;

     (e) any assets or interests of any such member being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged;

     (f) the creation of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any such security interest (whenever and wherever arising or having arisen) becoming enforceable;

     (g) the value of, or financial or trading position or prospects of, any such member being prejudiced or adversely affected; or

     (h) the creation of any liability, actual or contingent, by any such member;

     and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Filofax Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in subparagraphs (a) to (h) of this condition (v), in any such case to an extent or having a significance that is material in the context of the Wider Filofax Group as a whole;

(vi) no member of the Wider Filofax Group having since 31 March 1998 (save as disclosed in the annual report and accounts of Filofax for the year ended 31 March 1998 or otherwise announced on or before 23 September 1998 by Filofax on the London Stock Exchange (information which has been disclosed or announced in such manner and on or before such date being "publicly announced")):

     (a) (save as between Filofax and members of the Wholly owned Filofax Group or upon the exercise of rights to subscribe for Filofax Shares pursuant to the exercise of options granted under any of the Filofax Share Schemes on or prior to 31 March 1998 or disclosed in writing by Filofax to the Offeror prior to the issue of this announcement) issued or allotted or agreed to issue or allot or authorised or proposed the issue or allotment of additional shares of any class, or of securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities;

     (b) recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution other than to a member of the Wholly owned Filofax Group, save for the final dividend of 2.42 pence per Filofax Share payable on 30 October 1998;

     (c) acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any rights, title or interest in any asset (including shares and trade investments) in any such case that is material in the context of the Wider Filofax Group as a whole or merged with or demerged any body corporate or authorised or proposed or announced any intention to propose any such merger, demerger, acquisition, disposal, transfer, mortgage, charge or security interest;

     (d) made or authorised or proposed or announced an intention to propose any change in its share or loan capital (save for any Filofax Shares allotted upon exercise of options granted on or before 31 March 1998 or disclosed in writing by Filofax to the Offeror prior to the issue of this announcement under the Filofax Share Schemes);

     (e) issued, authorised or proposed the issue of any debentures or incurred or increased any indebtedness or contingent liability;

     (f) purchased, redeemed or repaid or proposed the redemption or repayment of any of its own shares or other securities (or the equivalent) or reduced or proposed the reduction of any of its share or loan capital;

     (g) entered into any contract, reconstruction, amalgamation, commitment or other transaction or arrangement otherwise than in the ordinary course of business and which is material or (save as disclosed in writing by Filofax to the Offeror prior to the issue of this announcement) entered into or varied, or announced its intention to enter into or vary, any contract with or in relation to any of the directors or senior executives or consultants of the Wider Filofax Group;

     (h) entered into or varied or authorised or proposed any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a material and long-term, onerous or unusual nature or magnitude or which involves or could involve an obligation of such a nature or magnitude;

     (i) entered into any contract, transaction or arrangement which consents to or may result in any material restriction of the scope of the business of any member of the Wider Filofax Group or of the Wider Day Runner Group and no member of the Wider Filofax Group being a party to or otherwise affected by any such contract, transaction or arrangement whether the same was entered into before or after 31 March 1998;

     (j) waived or compromised any claim which is material in the context of the Wider Filofax Group as a whole;

     (k) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings or appointment in any jurisdiction or had any such person appointed;

     (l) made or agreed or consented to any significant change to the terms of the trust deeds constituting the pension schemes established for its directors, employees or their dependants or the benefits which accrue, or to the pensions which are payable, thereunder, or to the basis on which qualifications for, or accrual or entitlement to, such benefits or pensions are calculated or determined or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made, or agreed or consented to any change to the trustees involving the appointment of a trust corporation or allowed any deficit (actual or contingent) to arise or persist in relation to the funding of any such scheme;

     (m) been unable or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or substantial part of any business;

     (n) made any alteration to its memorandum or articles of association, or other incorporation documents; or

     (o) entered into an agreement, contract, arrangement or commitment or passed any resolution or made any offer (which remains open for acceptance) or proposal with respect to any of the circumstances or events, referred to in this condition (vi);

(vii) since 31 March 1998, and save as publicly announced:

     (a) no material adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects of Filofax or any other member of the Wider Filofax Group;

     (b) no material litigation or arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Filofax Group is or may become a party (whether as plaintiff or defendant or otherwise) or which may otherwise affect any such member having been announced, instituted or threatened by or against or remaining outstanding by or against any member of the Wider Filofax Group or which may otherwise affect any such member and no investigation by any relevant authority against or in respect of or affecting any member of the Wider Filofax Group having been threatened, announced or instituted or remaining outstanding and which in any such case might materially and adversely affect any member of the Wider Filofax Group;

     (c) there having been no receiver, administrator, administrative receiver, trustee or similar officer appointed over any of the assets or revenues of any member of the Wider Filofax Group or any analogous proceedings or steps having taken place under the laws of any jurisdiction and there having been no petition presented for the administration of any member of the Wider Filofax Group or any analogous proceedings or any steps having taken place under the laws of any other jurisdictions; and

     (d) no contingent or other liability having arisen or become apparent or increased that might be likely to have a material adverse effect on any member of the Wider Filofax Group;

(viii) Day Runner UK not having discovered that:

     (a) any financial, business or other information concerning Filofax or the Wider Filofax Group that has been publicly disclosed at any time by or on behalf of any member of the Wider Filofax Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading and which was not corrected by subsequent public announcement made on the London Stock Exchange on or before 23 September 1998; or

     (b) any member of the Wider Filofax Group or any partnership in which any member of the Wider Filofax Group has a significant economic interest having any liability (contingent or otherwise) that is not publicly announced and that is material in the context of the Wider Filofax Group as a whole;

(ix) Day Runner UK not having discovered that:

     (a) any past or present member of the Wider Filofax Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the storage, carriage, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, which non-compliance or any other disposal, discharge, spillage, leak or emission which has occurred would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider Filofax Group; or

     (b) there has been a disposal, discharge, spillage, emission or leak of waste or any hazardous substance or any substance likely to impair the environment or harm human health on or about, or there has been an emission or discharge of any waste or any hazardous substance or any substance likely to impair the environment or harm human health from, any land or other asset owned, occupied or made use of by any member of the Wider Filofax Group, or in which any such member may have an interest, which would be likely to give rise to any material liability or cost (whether actual or contingent) on the part of any member of the Wider Filofax Group; or

     (c) there is or is likely to be any material liability (whether contingent or otherwise) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Filofax Group, or in which any such member may now or previously have had or be deemed to have or have had an interest, under any environmental legislation, regulation, notice, circular or order of any relevant authority, or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto; or

     (d) circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product, by-product or process of manufacture or service or materials used therein now or previously manufactured, supplied, sold or carried out or in any way dealt with or handled by any past or present member of the Wider Filofax Group which claim or claims would be likely materially and adversely to affect any member of the Wider Filofax Group.

For the purposes of these conditions:

(a) "relevant authority" means any government, government department or governmental, quasi-governmental, supranational, statutory or regulatory body, court, trade agency, professional association or institution or environmental body or any other body or person in any jurisdiction;

(b) a relevant authority shall be regarded as having "intervened" if it has instituted, implemented, threatened or communicated its intention to take any action, proceedings, suit, investigation, inquiry or reference, or made, enacted or proposed any statute, regulation, decision or order, or taken any measures or other steps or otherwise having indicated that it may do any of the foregoing and "intervene" shall be construed accordingly;

(c) "authorisations" means authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals;

(d) "the Wider Filofax Group" means Filofax and its subsidiary undertakings, associated undertakings and any other undertakings in which Filofax and such undertakings (aggregating their interests) have a substantial interest and "the Wider Day Runner Group" means Day Runner, any holding company and any subsidiary undertaking, associated undertakings and any other undertaking in which Day Runner and such undertakings (aggregating their interests) have a substantial interest and, for these purposes, "holding company", "subsidiary undertaking", "associated undertaking" and "undertaking" have the meanings given by the Companies Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A to the Companies Act) and "substantial interest" means a direct or indirect interest in 15 per cent. or more of the equity or voting capital of an undertaking; and

(e) "the Wholly owned Filofax Group" means Filofax and those of its subsidiaries in which it has a direct or indirect interest in 100 per cent. of the equity and voting capital.

Day Runner UK reserves the right to waive all or any of the above conditions, in whole or in part, except condition (i). The Recommended Offer will lapse unless all the above conditions have been satisfied or (if capable of waiver) waived, or, where appropriate, have been determined by Day Runner UK in its reasonable opinion to be or remain satisfied, by midnight on the day which is 21 days after the later of the first closing date of the Recommended Offer and the date on which the Recommended Offer becomes or is declared unconditional as to acceptances, or such later date as Day Runner UK may, with the consent of the Panel, decide, provided that Day Runner UK shall be under no obligation to waive or treat as satisfied any of conditions (ii) to
(ix) inclusive by a date earlier than the latest date specified or referred to above for the satisfaction thereof notwithstanding that any such condition or the other conditions of the Recommended Offer may at such earlier date have been waived or satisfied and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of being satisfied.

The Recommended Offer will lapse if the acquisition of Filofax is referred to the Monopolies and Mergers Commission before the later of 3.00 pm (London time) on the first closing date of the Recommended Offer and the date on which the Recommended Offer becomes or is declared unconditional as to acceptances. In such circumstances, the Recommended Offer will cease to be capable of further acceptance and Day Runner UK and accepting Filofax Shareholders shall thereupon cease to be bound by forms of acceptance submitted at or before the time when the Recommended Offer so lapses.

If Day Runner UK is required by the Panel to make an offer for Filofax Shares under the provisions of Rule 9 of the Code, Day Runner UK may make such alterations to the terms and conditions of the Recommended Offer as are necessary to comply with the provisions of that Rule.

                                    APPENDIX II

                                    DEFINITIONS

The following definitions apply throughout this document, unless the context requires otherwise:

"business day"               any day, other than a Saturday or Sunday or a
                             US federal holiday or UK Bank Holiday and consisting of the time period from 12.01 am until and including 12.00 (midnight) (New York
                             City time);

"Cazenove"                   Cazenove & Co.;

"Code"                       The City Code on Takeovers and Mergers;

"Companies Act"              the Companies Act 1985, as amended;

"Daily Official List"        the Daily Official List of the London Stock
                             Exchange;

"Day Runner"                 Day Runner, Inc.;

"Day Runner Group"           the group of companies of which Day Runner is
                             the ultimate holding company;

"Day Runner UK" or the       Day Runner UK plc, a wholly owned subsidiary of
"Offeror"                    Day Runner;

"Filofax"                    Filofax Group plc;

"Filofax Group"              the group of companies of which Filofax is the
                             ultimate holding company;

"Filofax Share Schemes"      the Filofax Employee Sharesave Scheme, the
                             Filofax Group plc 1998 Sharesave Scheme, the
                             Filofax approved Executive Share Option Scheme and the Filofax unapproved Executive Share
                             Option Scheme;

"Filofax Shareholders"       holders of Filofax Shares;

"Filofax Shares"             the existing unconditionally allotted or issued
                             and fully paid ordinary shares of 5 pence each in the capital of Filofax and any further such shares that are unconditionally allotted or issued at or prior to the time at which the Recommended Offer ceases to be open for acceptance (or, subject to the provisions of the Code, such earlier time and/or date as Day
                             Runner UK may decide);

"Form of Acceptance"         the Form of Acceptance, Authority and Election
                             for use by Filofax Shareholders in connection with the Recommended Offer;

"Henry Ling"                 the company formerly named Henry Ling & Son
                             (London) Limited and renamed Elijo (London)
                             Limited on 9 April 1998;

"LIBOR" London Interbank Offered Rate for one year sterling deposits;

"Loan Note Alternative"      the alternative whereby Filofax Shareholders
                             (other than certain overseas persons) validly accepting the Recommended Offer may elect to receive Loan Notes instead of all or part of the cash consideration to which they would otherwise be entitled under the Recommended Offer;

"Loan Note Instrument"       the loan note instrument constituting the Loan
                             Notes;

"Loan Notes"                 the floating rate, guaranteed, unsecured loan
                             notes to be issued by Day Runner UK pursuant to the Loan Note Alternative;

"London Stock Exchange"      the London Stock Exchange Limited;

"Recommended Offer"          the Recommended Offer by Wasserstein Perella on
                             behalf of Day Runner UK to acquire all of the Filofax Shares (other than those already owned by Day Runner UK) on the terms and subject to the conditions to be set out in the Recommended
                             Offer Document and the Form of Acceptance including, where the context so requires, any subsequent revision, variation, extension or renewal of such offer;

"Recommended Offer Document" the document by means of which the Recommended
                             Offer is made;

"Rothschild"                 N M Rothschild & Sons Limited;

"Panel"                      The Panel on Takeovers and Mergers;

"SEC"                        the US Securities and Exchange Commission;

"Securities Act"             the US Securities Act of 1933, as amended, and
                             the rules and regulations promulgated thereunder;

"UK" or "United Kingdom"     the United Kingdom of Great Britain and Northern
                             Ireland;

"United States, US or USA"   the United States of America, its territories
                             and possessions, any State of the United States of America and the District of Columbia, and all other areas subject to its jurisdiction;

"US$" or "US dollar"         the lawful currency of the US;

"US Person"                  as defined in Regulation S under the Securities
                             Act;

"Wasserstein Perella"        Wasserstein Perella & Co. Limited.



BASES OF CALCULATION IN THIS DOCUMENT

Foreign exchange rate L1 = $1.68